Exhibit 8.2

STRADLING YOCCA CARLSON & RAUTH, P.C. 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 SYCR.COM	CALIFORNIA NEWPORT BEACH SACRAMENTO SAN DIEGO SAN FRANCISCO SANTA BARBARA SANTA MONICA COLORADO DENVER NEVADA RENO WASHINGTON SEATTLE

September 13, 2017

CombiMatrix Corporation

310 Goddard, Suite 150

Irvine, CA 92618

Ladies and Gentlemen:

We have acted as counsel to CombiMatrix Corporation, a Delaware corporation (“CombiMatrix”), in connection with (i) an offer by Invitae Corporation, a Delaware corporation (“Invitae”), to exchange (the “Exchange Offer”) shares of its common stock for outstanding Series F warrants to purchase shares of common stock of CombiMatrix, and (ii) the proposed subsequent merger (the “Merger”) of Coronado Merger Sub, Inc., a wholly owned subsidiary of Invitae and a Delaware corporation (“Merger Sub”), with and into CombiMatrix, with CombiMatrix continuing as the surviving corporation and as a wholly owned subsidiary of Invitae, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of July 31, 2017 (the “Agreement”), by and among Invitae, Merger Sub and CombiMatrix. In connection therewith, we have assisted in the preparation and filing by Invitae with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the “Exchange Offer Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of shares of Invitae’s common stock to be issued pursuant to the Exchange Offer, and of a Registration Statement on Form S-4 (the “Merger Registration Statement” and, together with the Exchange Offer Registration Statement, the “Registration Statements”) under the Securities Act with respect to the registration of shares of Invitae’s common stock to be issued in the Merger.

We hereby confirm to you that the discussion set forth in the proxy statement/prospectus forming part of the Merger Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger,” insofar as it relates to U.S. federal income tax law and legal conclusions with respect thereto, is our opinion, subject to the qualifications and limitations set forth therein and herein.

September 13, 2017

In rendering our opinion, we have assumed that (i) the statements and facts concerning the Exchange Offer and the Merger set forth in the Registration Statements are and will remain true, correct and complete, (ii) the Exchange Offer and the Merger will be completed in accordance with the Registration Statements and the Agreement, (iii) the factual representations made to us by Invitae and CombiMatrix in their respective representation letters to us of even date herewith (such letters, the “Representation Letters”), and delivered to us for purposes of this opinion are and will remain true, correct and complete and (iv) all obligations imposed on, or covenants agreed to, by the parties pursuant to any of the documents have been or will be performed or satisfied in accordance with their terms in all material respects.

The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. In addition, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, the statements contained in the Representation Letters, and the assumptions referred to above, all of which we have assumed (without independent verification) are and will be true, correct and complete as of the effective time of the Merger. Our opinions may be adversely affected and cannot be relied upon if any of the facts pertinent to the United States federal income tax treatment of the Merger stated in such documents or in such additional information is, or later becomes, inaccurate, or if any of the statements contained in the Representation Letters or the assumptions referred to above is, or later becomes, inaccurate. Finally, our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions.

We are furnishing this opinion in connection with the filing of the Merger Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Merger Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons, whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ STRADLING, YOCCA, CARLSON & RAUTH, PC

STRADLING, YOCCA, CARLSON & RAUTH, PC